September 7, 2021 NYSE: STT State Street’s Acquisition of Brown Brothers Harriman Investor Services

2 This presentation (and the conference call accompanying it) contains forward-looking statements as defined by United States securities laws. These statements are not guarantees of future performance, are inherently uncertain, are based on assumptions that are difficult to predict and have a number of risks and uncertainties. The forward-looking statements in this presentation speak only as of the time this presentation is first furnished to the SEC on a Current Report on Form 8-K, and State Street does not undertake efforts to revise forward-looking statements. See “Forward-looking statements” in the Appendix for more information, including a description of certain factors that could affect future results and outcomes. Preface and forward-looking statements

State Street to acquire Brown Brothers Harriman Investor Services

A compelling and unique opportunity to drive our core strategy

STATE STREET — Premier enterprise solutions provider serving institutional clients across the front-to-back investment process

+

BROWN BROTHERS HARRIMAN Investor Services[A,B] — Leading independent asset servicing provider with revenues of $1.4B, over $300M in pre-tax income, and $5.4T in AUC

=

World's #1 provider of asset servicing[3]

1. Strengthens market leadership in asset servicing
   - Creates world's #1 asset servicer by AUC[3]
   - Delivers scale and enhanced competitive positioning
   - Acquires high quality servicing capabilities and talent

2. Expands and deepens international reach
   - Deepens our capabilities and scale in EMEA offshore markets
   - Increases relationships and reach in Japanese market
   - Expands our presence and offerings in Latin America

3. Propels State Street Alpha[SM] strategy
   - Leverages Brown Brothers Harriman (BBH) Investor Services' data integration technology to accelerate the development of the Alpha platform, reducing costs and time to market
   - Increases prospective client base for Alpha

4. **Compelling financial transaction; enhances State Street's financial profile**
   - Transaction accretive in year 1
   - Expect consolidation to increase State Street's earnings growth
   - Enables State Street to increase medium-term pre-tax margin financial target[4]

[A] Does not include Brown Brothers Harriman's Private Bank and Investment Management businesses. [B] Revenue and pre-tax income as of FY2020. AUC as of quarter-end 2Q21. See endnotes 1 and 2 for information on the basis of preparation of 2020 and 2021 financial information. Refer to the Appendix included with this presentation for endnotes 1 to 11.

STATE STREET | 3

Brown Brothers Harriman Investor Services overview

A leading independent asset servicing provider operating in over 90 geographic markets[A]

Global expertise and platform

BBH Investor Services at a glance

- Leading independent asset servicing provider operating in over 90 geographic markets, generating $1.4B in revenue[A,B]
- Over 70% of revenue is generated internationally[B]
- Highly complementary revenue mix driven by asset servicing, foreign exchange, net interest income and technology data services
- Unique technology solutions, including Infomediary®, providing data transmission and transformation services to achieve multi-platform connectivity

Key enablers of success

- Commitment to service excellence with differentiated client service capabilities
- Expertise in key segments and regions including midsized asset managers, EMEA offshore, Latin America, and offshore funds in Japan
- Experienced management team and high-quality talent serving the most sophisticated global asset managers and financial institutions

Key figures (FY2020 unless noted otherwise)

Total revenue[1]	$1.4B
Pre-tax income[1]	$0.3B
Total clients served	~350
Employees (as of EOP 2Q21)	~4,800
AUC (as of EOP 2Q21)	$5.4T

FY2020 Revenue of $1.4B[1]



APAC
28%
Americas
29%
Regional
split[5]
EMEA
43%



Global Clients
w/ median
AUM of ~$900B
52%
Client
type[6]
Premium
w/ median
AUM of ~$300B
16%
Other
4%
Preferred
w/ median
AUM of ~$60B
28%



Software &
processing
2%
Revenue
mix[C]
Servicing
fees
67%
NII
5%[D]
FX trading services
& Sec. finance
27%[D]

[A] Over 90 geographic markets including sub-custody networks. [B] Revenue is for FY2020. See endnote 1 for information on the basis of preparation of 2020 financial information. [C] Figures may not sum to 100% due to rounding. [D] Includes FX trading services, Securities finance, and fees from sweeping ~$55B of client cash to other banks. NII is based primarily on average deposits of ~$6B. See endnote 1 for additional information on the basis of preparation of 2020 financial information. Refer to the Appendix included with this presentation for endnotes 1 to 11.

STATE STREET | 4

5 A Expected to be realized in year 3 on an EBIT basis. B Includes expected fully phased-in cost and revenue synergies and balance sheet actions; does not reflect incremental intangible asset amortization. C Transaction will also generate goodwill estimated to be ~$2.0B. D Financial targets to be met by the end of 2023 or on a run-rate basis for FY2024 and assumes the transaction closes on December 31, 2021. Refer to the Appendix included with this presentation for endnotes 1 to 11. Consideration and valuation • 100% cash consideration of $3.5B • Valuation of ~12x BBH Investor Services’ 2021E earnings Scope and timing • Transaction only includes BBH Investor Services and not BBH’s Private Banking and Investment Management businesses • Targeted to close year-end 2021, subject to regulatory approvals and customary closing conditions Expected synergies and balance sheet actions A • ~$260M in expense synergies • ~$35M in balance sheet actions, delivering incremental NII • ~$40M in net revenue synergies Expected financial and other pro-forma impacts • EPS accretive in year 1; progressively accretive, reaching ~4% in year 3 7 • IRR: ~25% B • Total acquisition and restructuring costs estimated at ~$590M through year 3 • Identifiable intangible amortization estimated to be ~$1.5B and amortized over ~15 years C ‒ Excluding the effects of incremental estimated intangible amortization would add ~1.5%pts to EPS accretion Capital impacts and funding • Expect to finance the purchase price through the issuance of common equity, the suspension of share repurchases before resuming during 2Q22, and cash on hand • Expect CET1 and Tier 1 Leverage ratios at lower end of established ranges until mid-year 2022 State Street medium-term financial targets • Enables State Street to increase medium-term pre-tax margin financial target by ~1%pt to ~31% D Transaction summary Expected to generate attractive long-term financial returns and compelling financial impacts

1 Strategic rationale: Strengthens market leadership in asset servicing

Global custodians by AUC[A] ($T)


STT + BBH IS Pro-forma
$37.3
Peer 1
$34.6
Peer 2
$32.1
STATE STREET
$31.9
Peer 4
$28.5
Peer 5
$14.4
Peer 6
$12.2
Peer 7
$10.0
Peer 8
$6.2
BROWN BROTHERS HARRIMAN Investor Services
$5.4
Peer 10
$5.3
Peer 11
$5.2
Peer 12
$2.5

Delivers scale and enhances positioning

Enhances position in key markets, expands relationships with leading global asset managers and owners, and further cements State Street as a front-to-back partner of choice

- Highly complementary business provides attractive opportunity to leverage benefits of scale in key markets
- Strengthens positioning with midsized asset managers
- Solidifies place as a leading global service provider for alternatives and non-US assets
- Augments the Foreign Exchange franchise including InfoFX
- Extends technology and data services solutions

Enhances high quality servicing capabilities and talent

Building on our strong expertise in relationship management, operations and technology, combined State Street and BBH Investor Services are committed to providing unparalleled service

- Combines two highly experienced management teams as BBH Investor Services' deep bench of global talent joins State Street's high-quality team
- High degree of compatibility between both cultures with a focus on client centricity, service excellence, innovation, and employee engagement

[A] Quarter-end 2Q21 AUC/A for State Street was $42.6T. See endnote 8 for additional information.

STATE STREET | 6

2 Strategic rationale: Expands and deepens international reach for State Street

EMEA

- Deepens State Street's leading position and scale in EMEA offshore markets (Ireland and Luxembourg)
- Adds expertise in cross-border funds and other complex fund structures
- Expected industry AUM growth of ~7%[A]

EMEA Offshore AUC (Luxembourg + Ireland)[C]



AUC ($T) and Market Share (%)F
~24%
$2.8
~9%
$1.1
~33%
$3.8
STATE STREET
BROWN BROTHERS HARRIMAN
Investor Services
STT + BBH IS Pro-forma

Japan

- Adds scale and expertise on Cayman offshore funds for Japanese investors, increasing State Street's position by 4x
- Significantly strengthens State Street's non-domestic custody franchise with Japanese financial institutions
- Expected industry AUM growth of ~5%[B]

Japan AUC[D]



AUC ($T) and Market Share (%)F
Global Custody
Cayman Offshore Funds
< 0.1
0.4
0.4
~6%
$0.6
~4%
$0.4
~10%
$1.0
STATE STREET
BROWN BROTHERS HARRIMAN
Investor Services
STT + BBH IS Pro-forma

Latin America

- Nearly doubles State Street's revenue in Latin America
- Adds expertise with Latin America asset owners and financial institutions
- Expected industry AUM growth of ~9%[B]

Latin America AUC[E]



AUC ($T) and Market Share (%)F
~7%
$0.1
~10%
$0.1
~17%
$0.2
STATE STREET
BROWN BROTHERS HARRIMAN
Investor Services
STT + BBH IS Pro-forma

[A] Source: Cerulli Associates, 2021-2025 CAGR for registered funds domiciled in Luxembourg and Ireland. [B] Source: Cerulli Associates, 2021-2025 CAGR. Industry AUM growth reflects total growth within the region/country, including both domestic and non-domestic assets. [C] Offshore registered funds domiciled in Luxembourg and Ireland. [D] Japan domiciled funds. Cayman Offshore Funds are domiciled in Cayman but distributed in Japan. [E] Latin America non-domestic assets. [F] State Street and BBH Investor Services internal analysis as of end of March 2021.

STATE STREET | 7

8 • Accelerates the development of the Alpha platform, while reducing costs • Positions Alpha at the center of trade flows by automating messaging and integration • Streamlines onboarding for Alpha and Global Markets clients • Deepens integration of Global Markets product set into the Alpha platform • Strengthens opportunity for Alpha across existing BBH Investor Services client base + = Propels Alpha value proposition and capabilities • Centralized communications platform for investment operations, streamlining data flow between external providers to client systems • One of the largest providers for funds messaging in North America and largest in EMEA • Platform with 150+ global clients, 5,000+ connected parties • Foundation for add-on products and revenue, including automated FX (InfoFX) • A leading front-to-back investment management platform providing a streamlined source of data throughout the entire investment process • Drives revenue growth with multi- product installations and longer contract lengths • Ecosystem benefits all platform participants and generates meaningful economics Strategic rationale: Propels Alpha strategy by accelerating development, while mitigating costs 3

4 Strategic rationale: Cost synergies and balance sheet actions expected to drive earnings growth

Expected cost synergies[9]

	Estimated synergies by end of year 3	Highlights
Overhead consolidation	~$50M	Elimination of redundant corporate function overhead costs
Systems & applications retirement	~$70M	Reduction in mainframe and other platform costs, as well as technology licensing fees
Operational efficiencies	~$140M	Streamline manual processes, scale operations, and reassess vendor relationships while maintaining premier client service levels
Total cost synergies	~$260M	Planned phase in: ~40% in year 1, ~60% in year 2, 100% in year 3

Balance sheet actions[10]

	Estimated synergies by end of year 3	Highlights
Balance sheet actions	~$35M	Redirect deposits onto State Street's balance sheet • Deploy cash into investment portfolio

Expected net revenue synergies[10]

Net revenue synergies	~$40M	Provide access to State Street's broader range of FX products and platforms Expand share of wallet by offering Alpha and other servicing products

~$335M of EBIT synergies to be realized in year 3[9,10]

Refer to the Appendix included with this presentation for endnotes 1 to 11.

STATE STREET | 9

10 +5% BBH Investor Services standalone financial performance1,2 FY2020 pro-forma financial profile Strategic rationale: Expected to enhance State Street’s financial profile4 Total revenue 950 1,060 375 350 2020 7520 $1,490 25 55 2021E $1,420 Servicing fees FX trading services & Sec. finance Software & processing NII +12% +25% (27)% FY2021E % ∆ (7)% Pre-tax income 2020 $320 2021E $375 +17% Pre-tax income A State Street financials are presented on an ex-notable items basis. This is a non-GAAP presentation; refer to the Appendix for a reconciliation of ex-notable items. B Total estimated net synergies of $335M (including cost, balance sheet actions and net revenue) based on synergies to be realized in year 3. The pro-forma statement above provides an illustrative view of EBIT and pre-tax margin assuming all $335M of synergies were to be realized in FY2020. Refer to the Appendix included with this presentation for endnotes 1 to 11. ($B, non-GAAP basis) FY2020 1 FY2020 A Combined Pro-forma FY2020 Fee revenue $1.3 $9.5 $10.8 Total revenue $1.4 $11.7 $13.1 Expenses $1.1 $8.5 $9.6 Pre-tax income $0.3 $3.1 Pre-tax margin 22.4% 26.3% 28.2% with synergiesB 25.8% $3.7 with synergiesB $3.4

Summary: Compelling transaction builds capabilities and scale while enhancing earnings potential

Strategically attractive	• Strengthens market leadership in asset servicing, creating world's #1 asset servicer by AUC[3] • Expands and deepens international reach, particularly in EMEA, Japan, and Latin America • Propels Alpha strategy for existing and new clients
Financially compelling	• EPS expected to be accretive in year 1 • Estimated IRR of ~25%[A] • Meaningful expected synergies and balance sheet actions to contribute ~$335M to EBIT [9,10] • Enables State Street to increase medium-term pre-tax margin financial target by ~1%pt to ~31%[B]
Transaction details	• Purchase price of $3.5B – Expect to finance the purchase price through the issuance of common equity, the suspension of share repurchases before resuming during 2Q22, and cash on hand • Targeted to close year-end 2021 – Subject to regulatory approvals and customary closing conditions

[A] Includes expected cost and revenue synergies and balance sheet actions; does not reflect incremental intangible asset amortization. [B] Financial targets to be met by the end of 2023 or on a run-rate basis for FY2024 and assumes the transaction closes on December 31, 2021. Refer to the Appendix included with this presentation for endnotes 1 to 11.

STATE STREET | 11

12 Appendix Medium-term financial targets 13 Proven track record of integration success 14 Reconciliation of non-GAAP financial information 15 Endnotes 16 Forward-looking statements 17 Non-GAAP measures 18 Definitions 19

13 Revenue growth Pre-tax margin EPS growth Our strategic priorities will deliver growth, drive innovation and enhance shareholder value Capital return ROE 4–5% with CRD 30% 10–15% Targeting total payout ratio greater than or equal to 80%11 12–15% A Financial targets to be met by the end of 2023 or on a run-rate basis for FY2024 unless noted otherwise. Total revenue growth is market dependent, including, but not limited to, the impacts from interest rate cycles, as well as equity and fixed income markets. Financial targets do not reflect items outside of the normal course of business. Revenue and EPS growth targets stated on a YoY basis. Timing to achieve all medium-term financial targets may become subject to uncertainties associated with the COVID-19 pandemic, including the overall magnitude and duration of its impact. Pre-tax margin target assumes the closing of the announced acquisition of BBH Investor Services on December 31, 2021 (which closing is subject to regulatory approvals and customary closing conditions). Refer to the Appendix included with this presentation for endnotes 1 to 11. Consistent with target ~1%pt margin uplift to 31% Consistent with target Consistent with target Consistent with target Transaction enables State Street to increase medium-term pre-tax margin financial target Update to targetA

Proven track record of integration success

Proven ability to integrate significant acquisitions

Deutsche Bank Global Securities Services	Investors Bank & Trust	Intesa Sanpaolo Securities Services	Goldman Sachs Administration Services	Charles River
2002	2007	2009	2012	2018
Deal Value: $1.5B	Deal Value: $4.5B	Deal Value: $1.9B	Deal Value: $0.6B	Deal Value: $2.6B
AUC/A: $2.2T	AUC/A: $2.2T	AUC: $0.5T	AUA: $0.2T	

Thoughtful integration plan led by a dedicated and experienced team

- Joint executive integration oversight between State Street and BBH Investor Services' senior leaders; BBH Investor Services' talent, including key partners, to join State Street executive management team
- Dedicated accountable executive to lead integration efforts
- Targeted to close year-end 2021, subject to regulatory approvals and customary closing conditions
- Integration plan expected to be executed largely over a 36-month period

STATE STREET 14

15 Reconciliation of Non-GAAP financial information Dollars in millions, except where otherwise noted 1Q20 2Q20 3Q20 4Q20 FY 2020 Total fee revenue, GAAP-basis $2,399 $2,378 $2,306 $2,416 $9,499 Total fee revenue, excluding notable items 2,399 2,378 2,306 2,416 9,499 Total revenue, GAAP-basis 3,065 2,937 2,784 2,917 11,703 Less: other income 0 0 0 0 0 Total revenue, excluding notable items 3,065 2,937 2,784 2,917 11,703 Provision for credit losses 36 52 - - 88 Total expenses, GAAP-basis 2,255 2,082 2,103 2,276 8,716 Less: notable expense items Acquisition and restrucuring costs (11) (12) (15) (12) (50) Repositioning charges 0 0 0 (133) (133) Legal and other 0 0 9 0 9 Total expenses, excluding notable items 2,244 2,070 2,097 2,131 8,542 Income before income taxes, GAAP-basis 774 803 681 641 2,899 Income before income taxes, excluding notable items $785 $815 $687 $786 $3,073 Pre-tax margin, GAAP basis 24.8% Less: Notable items Other income - Acquisition and restrucuring costs 0.4 Repositioning charges 1.2 Legal and other (0.1) Pre-tax margin, excluding notable items 26.3%

16 1. BBH Investor Services’ FY2020 income statement data represents the unaudited fully allocated internal management income statement attributable to the businesses and entities included within the transaction perimeter and is consistent with management reporting which BBH Investor Services produces on a routine monthly basis for purposes of internal tracking and monitoring of business performance. FY2020 includes ~$45M of NII that represents the spread that we estimate would have been earned if the principal deposits had been invested in a manner consistent with our investment strategy for similar deposits. BBH Investor Services’ 2020 unaudited balance sheet data represents the assets and liabilities of the dedicated entities within the transaction perimeter, and other specifically identifiable balances and allocations attributable to the BBH Investor Services business. 2. BBH Investor Services’ income statement data for FY2021 represents actual results for 1H21 annualized for a full year. This information is unaudited and the 1H21 information has been prepared on the same basis as the 2020 financial data and includes ~$40M of NII that represents the spread that we estimate would have been earned if the principal deposits had been invested in a manner consistent with our investment strategy for similar deposits. 3. World’s #1 provider of asset servicing based on AUC. Source: Global Custodian, State Street, and BBH Investor Services internal analysis as of quarter-end 2Q21 excluding central securities depositories. AUC for BBH and certain peers based on internal analysis. State Street as reported based on Global Custodian. 4. Medium-term financial targets to be met by the end of 2023 or on a run-rate basis for FY2024. Refer to slide 13 of the Appendix for further details on medium-term financial targets. 5. BBH Investor Services defines regional split on the basis of the geographic location where the client is domiciled. Subjective estimates, assumptions and other judgments are applied to quantify the unaudited financial results by region, including management allocations. 6. Client coverage assignment is based on a number of factors including total revenue, share of wallet, profitability, firm AUM, AUC/A with State Street, and future growth potential. With the available information as of September 7, 2021, coverage assignment was assigned by leveraging a client’s existing coverage type at State Street for mutual clients and a client's total revenue for non-mutual clients. Analysis of client coverage was performed with limited factors, and as such, coverage is subject to change. 7. Assumes ~$35M of incremental NII, ~$40M of net revenue synergies, ~$260M in total cost synergies, and $100M of amortization expense; does not reflect acquisition and restructuring costs. State Street EPS is based on GAAP EPS excluding notable items. This is a non-GAAP presentation; refer to slide 18 of the Appendix for additional information on non-GAAP measures. Refer to endnotes 9 and 10 below for additional details on cost and revenue synergies, respectively. 8. Source: Global Custodian, State Street, and BBH Investor Services internal analysis as of quarter-end 2Q21 excluding central securities depositories. AUC for BBH Investor Services and certain peers based on internal analysis. State Street as reported based on Global Custodian. 9. Gross cost synergies represent the reduction in pre-tax expenses achieved in a given year relative to 2020. Synergies are on an EBIT basis and do not reflect acquisition and restructuring costs. 10. Revenue synergies primarily represent opportunities to provide access to State Street’s broader range of FX products and platforms, expand share of wallet with clients and to redirect cash and deposits onto State Street’s balance sheet. Synergies are on an EBIT basis and are net of associated incremental operating costs. 11. State Street’s $3B common stock repurchase authorization covers through year end 2022. Stock purchases may be made using various types of transactions, including open-market purchases, accelerated share repurchases or other transactions off the market, and may be made under Rule 10b5-1 trading programs. The timing and amount of any stock purchases and the type of transaction will depend on several factors, including investment opportunities, State Street’s capital position, its financial performance, market conditions and the amount of common stock issued as part of employee compensation programs. The common stock purchase program does not have specific price targets and may be suspended at any time. Payout is also subject to the annual CCAR process conducted by the Board of Governors of the Federal Reserve System. CCAR cycles run from mid-year to mid-year. Endnotes

17 Forward-looking statements This presentation (and the conference call referenced herein) contains forward-looking statements within the meaning of United States securities laws, including statements about State Street’s planned acquisition of BBH’s Investor Services business and related business, financial, capital, staffing and operational effects and considerations. Forward-looking statements are often, but not always, identified by such forward-looking terminology as “will” “expect,” “target,” “estimate,” “potential,” “plan,” “can,” “outlook,” “guidance,” “priority,” “objective,” “intend,” “forecast,” “believe,” “anticipate,” “seek,” “may,” “trend,” “strategy” and “goal,” or similar statements or variations of such terms. These statements are not guarantees of future performance, are inherently uncertain, are based on current assumptions that are diff icult to predict and involve a number of risks and uncertainties. Therefore, actual outcomes and results may differ materially from what is expressed in those statements, and those statements should not be relied upon as representing our expectations or beliefs as of any time subsequent to the time this presentation is first issued. Important factors that may affect future results and outcomes include, but are not limited to: The possibility that some or all of the anticipated business, financial, capital, staffing, operational or other benefits or synergies of the acquisition will not be realized when expected or at all, including as a result of the impact of, additional costs or unanticipated negative synergies associated with, or problems arising from, the integration of BBH’s Investor Services business (including challenges in transitioning clients, systems, technology or personnel), as a result of regulatory or operational challenges we may experience, as a result of disruptions from the transaction harming relationships with our clients, employees or regulators, or as a result of the strength of the economy and competitive factors in the areas where we and BBH’s Investor Services business do business; the failure to obtain necessary regulatory approvals (and the risk that such approvals may result in the imposition of conditions that could adversely affect us or the expected benefits of the transaction, perhaps materially), to satisfy any of the other conditions to the acquisition or to arrange financing consistent with our expectations or at all, in each case, on a timely basis or at all; and, if delayed, the resulting effects, including in magnitude and timing of the expected financial benefits of the acquisition of BBH's Investor Services business, of a delayed closing of the acquisition (which expected financial effects are presented and determined assuming a closing date as of December 31, 2021); the occurrence of any event, change or other circumstances that could give rise to the termination of the definitive purchase agreement in respect of the acquisition; potential adverse reactions or changes to client, regulatory, business or employee relationships, including those resulting from the announcement or completion of the acquisition; demand for the products and services of State Street and of BBH’s Investor Services business; we are subject to intense competition, which could negatively affect our profitability; we are subject to significant pricing pressure and variability in our financial results and our AUC/A and AUM; our development and completion of new products and services, including State Street Alpha, may involve costs and dependencies and expose us to increased risk; our business may be negatively affected by our failure to update and maintain our technology infrastructure; the COVID-19 pandemic continues to create significant risks and uncertainties for our business; acquisitions, strategic alliances, joint ventures and divestitures, and the integration, retention and development of the benefits of our acquisitions, pose risks for our business; the integration of BBH Investor Services may be more difficult, costly or time consuming than expected, and the anticipated benefits and cost synergies may not be fully realized; competition for qualified members of our workforce is intense, and we may not be able to attract and retain the highly skilled people we need to support our business; we could be adversely affected by geopolitical, economic and market conditions; we have significant International operations, and disruptions in European and Asian economies could have an adverse effect on our consolidated results of operations or financial condition; our investment securities portfolio, consolidated financial condition and consolidated results of operations could be adversely affected by changes in the financial markets; our business activities expose us to interest rate risk; we assume significant credit risk to counterparties, who may also have substantial financial dependencies with other financial institutions, and these credit exposures and concentrations could expose us to financial loss; our fee revenue represents a significant portion of our consolidated revenue and is subject to decline based on, among other factors, the investment activities of our clients; if we are unable to effectively manage our capital and liquidity, our consolidated financial condition, capital ratios, results of operations and business prospects could be adversely affected; we may need to raise additional capital or debt in the future, which may not be available to us or may only be available on unfavorable terms; if we experience a downgrade in our credit ratings, or an actual or perceived reduction in our financial strength, our borrowing and capital costs, liquidity and reputation could be adversely affected; our business and capital-related activities, including common share repurchases, may be adversely affected by capital and liquidity standards required as a result of capital stress testing; we face extensive and changing government regulation in the jurisdictions in which we operate, which may increase our costs and compliance risks; we are subject to enhanced external oversight as a result of the resolution of prior regulatory or governmental matters; our businesses may be adversely affected by government enforcement and litigation; any misappropriation of the confidential information we possess could have an adverse impact on our business and could subject us to regulatory actions, litigation and other adverse effects; our calculations of risk exposures, total RWA and capital ratios depend on data inputs, formulae, models, correlations and assumptions that are subject to change, which could materially impact our risk exposures, our total RWA and our capital ratios from period to period; changes in accounting standards may adversely affect our consolidated financial statements; changes in tax laws, rules or regulations, challenges to our tax positions and changes in the composition of our pre-tax earnings may increase our effective tax rate; the transition away from LIBOR may result in additional costs and increased risk exposure; our control environment may be inadequate, fail or be circumvented, and operational risks could adversely affect our consolidated results of operations; cost shifting to non-U.S. jurisdictions and outsourcing may expose us to increased operational risk and reputational harm and may not result in expected cost savings; if we, or the third parties with which we do business, experience failures, attacks or unauthorized access to our or their respective information technology systems or facilities, or disruptions to our continuous operations, this could result in significant costs, reputational damage and limits on our business activities; long-term contracts expose us to pricing and performance risk; our businesses may be negatively affected by adverse publicity or other reputational harm; we may not be able to protect our intellectual property; the quantitative models we use to manage our business may contain errors that could result in material harm; our reputation and business prospects may be damaged if our clients incur substantial losses or are restricted in redeeming their interests in investment pools that we sponsor or manage; the impacts of climate change could adversely affect our business operations; we may incur losses as a result of unforeseen events including terrorist attacks, natural disasters, the emergence of a new pandemic or acts of embezzlement. Other important factors that could cause actual results to differ materially from those indicated by any forward-looking statements are set forth in our 2020 Annual Report on Form 10-K and our subsequent SEC filings. We encourage investors to read these filings, particularly the sections on risk factors, for additional information with respect to any forward-looking statements and prior to making any investment decision. The forward-looking statements contained in this Presentation (and the conference call referenced herein) should not by relied on as representing our expectations or beliefs as of any time subsequent to the time this Presentation is first issued, and we do not undertake efforts to revise those forward-looking statements to reflect events after that time.

18 Non-GAAP Measures In addition to presenting State Street's financial results in conformity with U.S. generally accepted accounting principles, or GAAP, management also presents certain financial information on a basis that excludes or adjusts one or more items from GAAP. This latter basis is a non-GAAP presentation. In general, our non- GAAP financial results adjust selected GAAP-basis financial results to exclude the impact of revenue and expenses outside of State Street’s normal course of business or other notable items, such as acquisition and restructuring charges, repositioning charges, gains/losses on sales, as well as, for selected comparisons, seasonal items. For example, we sometimes present expenses on a basis we may refer to as “expenses ex-notable items", which exclude notable items and, to provide additional perspective on both prior year quarter and sequential quarter comparisons, may also exclude seasonal items. Management believes that this presentation of financial information facilitates an investor's further understanding and analysis of State Street's financial performance and trends with respect to State Street’s business operations from period-to-period, including providing additional insight into our underlying margin and profitability. BBH Investor Services’ income statement data represents the unaudited fully allocated internal management income statement at tributable to the businesses and entities included within the transaction perimeter and is consistent with management reporting which BBH Investor Services produces on a routine monthly basis for purposes of internal tracking and monitoring of business performance. FY2020 includes ~$45M of net interest income that represents the spread that we estimate would have been earned if the principal deposits had been invested in a manner consistent with our investment strategy for similar deposits. BBH Investor Services’ unaudited balance sheet data represents the assets and liabilities of the dedicated entities within the transaction perimeter, and other specifically identifiable balances and allocations attributable to the BBH Investor Services business. Non-GAAP financial measures should be considered in addition to, not as a substitute for or superior to, financial measures determined in conformity with GAAP. Refer to the Reconciliations of non-GAAP financial information for additional information.

19 Definitions Alpha State Street Alpha SM APAC Asia and Pacific AUC Assets under custody AUC/A Assets under custody and/or administration AUM Assets under management BBH Brown Brothers Harriman BBH IS Brown Brothers Harriman Investor Services Bps Basis points, with one basis point representing one hundredth of one percent CAGR Compound annual growth rate CCAR Comprehensive Capital Analysis and Review CET1 ratio Common equity tier 1 ratio CRD Charles River Development EBIT Earnings before interest and taxes EOP End of period EMEA Europe, Middle East and Africa EPS Earnings per share ETF Exchange-traded fund FX Foreign exchange FY Full-year GAAP Generally accepted accounting principles in the United States IRR Internal rate of return Net interest income (NII) Income earned on interest bearing assets less interest paid on interest bearing liabilities Pre-tax margin Income before income tax expense divided by total revenue %Pts Percentage points is the difference from one percentage value subtracted from another Return on equity (ROE) Net income less dividends on preferred stock divided by average common equity SEC U.S. Securities and Exchange Commission Sec. finance Securities finance Year-over-year (YoY) Current period compared to the same period a year ago